Exhibit 10.5

EXECUTION VERSION

ADMINISTRATION AGREEMENT

among

GMF FLOORPLAN OWNER REVOLVING TRUST,

Issuer,

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL,

Administrator

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Indenture Trustee

Dated as of March 27, 2013

i

ADMINISTRATION AGREEMENT, dated as of March 27, 2013 (as amended and supplemented from time to time, the “Administration Agreement”), among GMF FLOORPLAN OWNER REVOLVING TRUST, a Delaware statutory trust, as issuer (the “Issuer”), AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, a Delaware corporation (“GMF”), as administrator (the “Administrator”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”).

RECITALS

A. Pursuant to the Amended and Restated Master Trust Agreement, dated as of March 27, 2013 (as amended and supplemented from time to time, the “Trust Agreement”), among GMF Wholesale Receivables LLC (the “Transferor”), the Owner Trustee and Wells Fargo Bank, National Association, as Certificate Registrar, the Issuer was created as a Delaware statutory trust.

B. The Issuer has entered or will enter into the Indenture, dated as of the date hereof (as amended and supplemented from time to time, the “Indenture”), between the Issuer and the Indenture Trustee to provide for the issuance from time to time of its Auto Dealer Loan Asset Backed Notes (the “Notes”).

C. In connection with the issuance of the Notes, the Issuer has entered or will enter into certain agreements, including, without limitation,

(i) the Transfer and Servicing Agreement, dated as of the date hereof (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”), among the Transferor, the Issuer and GMF, as servicer (the “Servicer”), (ii) the Indenture, (iii) one or more Indenture Supplements from time to time entered into pursuant to the Indenture (each an “Indenture Supplement”) and (iv) one or more underwriting agreements, placement agent agreements, note purchase agreements or similar documents relating to the purchase and/or resale of the Notes issued pursuant to each Indenture Supplement (each a “Purchase Agreement”) and, together with the Trust Agreement, the Indenture, each Indenture Supplement and the Transfer and Servicing Agreement, the “Related Agreements”). Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the annex of definitions attached as Annex A to the Indenture (the “Annex of Definitions”).

D. Pursuant to the Related Agreements, the Issuer, the Indenture Trustee and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the Collateral pledged pursuant to the Indenture to secure payment of the Notes and (b) the beneficial ownership interest in the Issuer held, initially, by the Transferor.

E. The Issuer desires to appoint the Administrator to perform certain duties of the Issuer and the Owner Trustee under the Related Agreements and to provide such additional services consistent with the terms of this Administration Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request.

F. The Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. DUTIES OF ADMINISTRATOR.

(a) Duties with Respect to Related Agreements.

(i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action by the Issuer or the Owner Trustee is necessary to comply with the Issuer’s duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

(1) the preparation, or obtaining, of Notes and delivery of the same to the Indenture Trustee for authentication (Section 2.03);

(2) causing the Note Register to be kept by the Transfer Agent and Registrar and the notification to the Indenture Trustee of any appointment of a new Transfer Agent and Registrar and the location, or change in location, of the Note Register (Section 2.05(a) and (b));

(3) the determination as to whether the requirements of UCC Section 8-405 are met and the preparation of an Issuer Request requesting the Indenture Trustee to authenticate and deliver replacement Notes in lieu of surrendered Notes (Sections 2.05 and 2.06);

(4) furnishing or causing to be furnished to the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent a list of the names and addresses of Noteholders after receipt of a written request therefor from the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, respectively (Section 2.09(a));

(5) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.11);

(6) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.15);

(7) the obtaining and preservation of the Issuer’s qualification to do business in each jurisdiction where such qualification is or will be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral (Section 3.04);

(8) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, and the taking of all actions required to be taken by the Issuer under Section 3.05 of the Indenture and such other actions as are necessary or advisable to protect the Trust Property or enforce any of the Collateral (Section 3.05);

(9) the obtaining and furnishing of the applicable Opinion of Counsel on each Series Issuance Date (Section 3.06);

(10) the identification to the Indenture Trustee in an Officer’s Certificate to be delivered by the Issuer of a Person (other than the Servicer or the Administrator) with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

(11) the delivery of notice to the Indenture Trustee and each Rating Agency of the occurrence of any Servicer Termination Event of which the Administrator hereunder has knowledge and the taking of all reasonable steps available to remedy such default (Section 3.07(d));

(12) the delivery to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer of an Officer’s Certificate to be delivered by the Issuer with respect to various matters relating to the annual statement as to compliance with the Indenture (Section 3.09);

(13) the preparation and obtaining of documents and instruments required for the consolidation or merger of the Issuer with another entity or the conveyance or transfer of the Issuer’s properties and assets substantially as an entirety (Section 3.10);

(14) the delivery of notice to the Indenture Trustee and each Rating Agency of the occurrence of any Event of Default (Section 3.21);

(15) the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate to be delivered by the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate, if necessary, relating thereto (Section 4.01);

(16) the compliance with any written directive of the Indenture Trustee to sell specified Trust Property in a commercially reasonable manner if an Event of Default under the Indenture shall have occurred and be continuing (Section 5.05);

(17) causing the Registrar to furnish to the Indenture Trustee the names, addresses and taxpayer identification numbers of Noteholders during any period when the Indenture Trustee is not the Transfer Agent and the Registrar (Section 7.01);

(18) the preparation of an Issuer Order and Officer’s Certificate to be delivered by the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Section 8.06);

(19) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and furnishing notices to the Indenture Trustee for delivery to Noteholders (Sections 10.01, 10.02 and 10.03);

(20) preparing new Notes conforming to the provisions of any supplemental indenture, as appropriate, and delivering such Notes to the Owner Trustee for execution and to the Indenture Trustee for authentication (Section 10.06);

(21) the preparation of or arranging for delivery of Officer’s Certificates to be delivered by the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 12.01(a) and (b)); and

(22) preparing and delivering to the Indenture Trustee any agreements with respect to alternate payment and notice provisions (Section 12.06).

(b) Additional Duties.

(i) In addition to the duties of the Administrator set forth above, the Administrator will perform such calculations, prepare, deliver or cause the preparation or delivery by other appropriate persons of, and execute on behalf of the Issuer, all such documents, reports, tax returns, filings, instruments, certificates, notices, copies of documents and opinions as it is the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements. Subject to Section 6 of this Administration Agreement, the Administrator will administer, perform or supervise the performance of such other activities in connection with the Collateral (including those set forth in the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include, and the Owner Trustee hereby requests that the Administrator, prepare and deliver to the Issuer or Owner Trustee for execution, as applicable, any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law.

(ii) The Administrator will perform the duties of the Administrator specified in Section 9.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator pursuant to the Trust Agreement and the Transfer and Servicing Agreement.

(iii) In carrying out the foregoing duties or any of its other obligations under this Administration Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings will be in accordance with any directions received from the Issuer and be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(c) Notice of Non-Ministerial Matters.

(i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator will not take any action unless within a reasonable time before the taking of such action, the Administrator has notified the Owner Trustee of the proposed action and the Owner Trustee has not withheld consent or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” include, without limitation:

(1) the amendment of or any supplement to the Indenture;

(2) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Eligible Investments);

(3) the amendment, change or modification of the other Related Agreements; and

(4) the appointment of successor Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture, or the consent to the assignment by the Transfer Agent and Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture.

(ii) Notwithstanding anything to the contrary in this Administration Agreement, the Administrator is not obligated to, and may not (1) make any payments to the Noteholders or the Transferor under the Related Agreements, (2) sell the Trust Property pursuant to Section 5.05 of the Indenture other than pursuant to a written directive of the Indenture Trustee or (3) take any other action that the Issuer directs the Administrator not to take on its behalf.

Section 2. RECORDS.

The Administrator will maintain appropriate books of account and records relating to services performed hereunder. The Administrator will make all such books of account and records accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Transferor at any time during normal business hours following reasonable advance notice.

Section 3. COMPENSATION.

As compensation for the performance of the Administrator’s obligations under this Administration Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to an annual payment of compensation which shall be solely an obligation of the Transferor. Such compensation shall be paid on an arm’s length basis.

Section 4. ADDITIONAL INFORMATION TO BE FURNISHED TO ISSUER.

The Administrator will furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer reasonably requests.

Section 5. INDEPENDENCE OF ADMINISTRATOR.

For all purposes of this Administration Agreement, the Administrator will be an independent contractor and not subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations under this Administration Agreement. Unless expressly authorized by the Issuer, the Administrator has no authority to act for or represent the Issuer or the Owner Trustee in any way and is not an agent of the Issuer or the Owner Trustee.

Section 6. NO JOINT VENTURE.

Nothing contained in this Administration Agreement (i) constitutes the Administrator and any of the Issuer, the Indenture Trustee or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) is to be construed to impose any liability as such on any of them or (iii) is to be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7. OTHER ACTIVITIES OF ADMINISTRATOR.

Nothing herein prevents the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

Section 8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

(a) This Administration Agreement will continue in force until the termination of the legal existence of the Issuer in accordance with Section 8.01 of the Trust Agreement, upon which event this Administration Agreement will automatically terminate.

(b) Subject to Section 8(d), the Administrator may resign its duties under this Administration Agreement by providing the Issuer with at least sixty (60) days’ prior written notice and, in such event, the Issuer agrees to promptly appoint a successor Administrator.

(c) Subject to Section 8(d), at the sole option of the Issuer, the Administrator may be removed upon sixty (60) days’ prior written notice of termination from the Issuer to the Administrator.

(d) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Administration Agreement on substantially the same terms as the Administrator is bound hereunder. Upon resignation of the Administrator, the resigning Administrator will continue to perform its duties as administrator until a successor administrator has been appointed by the Issuer. The Administrator will provide written notice of any such resignation or removal to the Indenture Trustee, with a copy to the Rating Agencies.

(e) Subject to Section 8(d), the parties hereto acknowledge that, upon the appointment of a successor Servicer pursuant to the Transfer and Servicing Agreement and acceptance by the successor servicer of such appointment, the Administrator will resign immediately and such successor Servicer will automatically become the Administrator under this Administration Agreement.

Section 9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL.

Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator will be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. Upon such termination pursuant to Section 8(a), the Administrator will forthwith deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator will cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

Section 10. NOTICES.

Any notice, report or other communication given hereunder must be in writing and will be deemed to be duly given if delivered in person or by overnight courier service, or sent by facsimile transmission or other electronic transmission, followed by first class mail, as follows:

(a)	if to the Issuer or the Owner Trustee, to:

GMF Floorplan Owner Revolving Trust

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, DE 19805-1266

With a copy to:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th floor

New York, NY 10005

Attention: TAS/Structure Finance Services

(b)	if to the Administrator, to:

AmeriCredit Financial Services, Inc. d/b/a GM Financial

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

(c)	if to the Transferor, to:

GMF Wholesale Receivables LLC

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

(d)	if to the Indenture Trustee, to:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue, MAC N9311-161

Minneapolis, Minnesota 55479

Facsimile Number: (612) 667-3464

Attention: Corporate Trust Services – Asset-Backed Administration

All notices will be effective upon receipt.

Section 11. AMENDMENTS.

(a) This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee and without the consent of any of the Noteholders or the holders of the Transferor Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Administration Agreement or modifying in any manner the rights of the Noteholders or holders of the Transferor Interest; provided, however, that such amendment will not, as set forth in an Officer’s Certificate of the Issuer satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or any holders of the Transferor Interest.

(b) This Administration Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, the holders of Notes evidencing not less than a majority of the aggregate Outstanding Principal Amount of the Notes of each Outstanding Series adversely affected thereby, and the holders of the Transferor Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Administration Agreement or modifying in any manner the rights of Noteholders or holders of the Transferor Interest; provided, however, that, without the consent of the holders of all of the Notes Outstanding and all holders of the Transferor Interest, no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or the holders of the Transferor Interest; or

(ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment.

(c) Prior to the execution of any such amendment or consent, the Administrator will furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, the Administrator will furnish written notification of the substance of such amendment or consent to the Indenture Trustee, the Owner Trustee and each Rating Agency.

(d) To the extent Noteholder consent is required by this Section 11, the Noteholders must consent to and approve any proposed amendment or consent pursuant to this Section 11, but they need not consent to and approve the particular form of any such amendment or consent.

Section 12. SUCCESSORS AND ASSIGNS.

This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Indenture Trustee and the Owner Trustee, and the assignee Administrator agrees to be bound by the terms hereof. An assignment with such consent and satisfaction, if accepted by the assignee, will bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator, without the consent of the Issuer, the Indenture Trustee or the Owner Trustee, to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such Person agrees to be bound by the terms of said assignment in the same manner as the Administrator is bound under this Administration Agreement. Subject to the requirements of this Section 12, this Administration Agreement will bind any successors or assigns of the parties hereto. Promptly following any assignment pursuant to this Section 12, the Administrator shall provide written notice thereof to each Rating Agency.

Section 13. GOVERNING LAW.

THIS ADMINISTRATION AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 14. HEADINGS.

The section headings hereof have been inserted for convenience of reference only and are not intended to affect the meaning, construction or effect of this Administration Agreement.

Section 15. COUNTERPARTS.

This Administration Agreement may be executed in counterparts, each of which when so executed will be an original, but all of which together constitute but one and the same agreement. Delivery of executed signature pages to this Administration Agreement by facsimile or other electronic transmission shall constitute and be effective as delivery of a manually executed signature page hereto.

Section 16. SEVERABILITY.

Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction will be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17. NOT APPLICABLE TO GMF IN OTHER CAPACITIES.

Nothing in this Administration Agreement is intended to affect any right or obligation that GMF may have in any other capacity under any of the Related Agreements.

Section 18. LIMITATION ON LIABILITY OF OWNER TRUSTEE.

It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 19. LIMITATION ON LIABILITY OF ADMINISTRATOR.

Neither the Administrator nor any of the directors, officers, employees or agents of the Administrator shall be under any liability to the Transferor, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholder, except as provided under this Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Administration Agreement. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Administration Agreement.

Section 20. NON-PETITION COVENANTS.

Notwithstanding any prior termination of this Administration Agreement, the Administrator hereby covenants, with respect to the Issuer and the Transferor, not to acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against or by the Issuer or the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor; provided, however, that this Section 20 is not intended to preclude any remedy described in Article V of the Indenture.

Section 21. THIRD-PARTY BENEFICIARY.

The Owner Trustee is a third-party beneficiary to this Administration Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section 22. SUBMISSION TO JURISDICTION.

Each of the parties hereto hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Administration Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10; and

(d)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 23. WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ADMINISTRATION AGREEMENT.

IN WITNESS WHEREOF, the Issuer, the Administrator and the Indenture Trustee have caused this Administration Agreement to be duly executed by their respective duly authorized officers all as of the day and year first above written.

GMF FLOORPLAN OWNER REVOLVING TRUST, AS ISSUER

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Eileen M. Hughes
Name: Eileen M. Hughes
Title: Attorney-in-fact

By:	/s/ Maria Inoa
Name: Maria Inoa
Title: Attorney-in-fact

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, AS ADMINISTRATOR

By:	/s/ Sheli Fitzgerald
Name: Sheli Fitzgerald
Title: Vice President, Corporate Finance

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

[Administration Agreement]